As filed with the Securities and Exchange Commission on July 28, 2017
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 28, 2017
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On July 28, 2017, Oppenheimer Holdings Inc. (the "Company") issued a press release announcing its second quarter 2017 earnings. A copy of the July 28, 2017 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.'s Press Release dated July 28, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: July 28, 2017 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated July 28, 2017

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Second Quarter 2017
Earnings and Announces Quarterly Dividend

New York, July 28, 2017 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported a net loss of $1.3 million or $0.10 basic net loss per share for the second quarter of 2017 compared with net income of $5.2 million or $0.39 basic net income per share for the second quarter of 2016. Loss before income taxes from continuing operations was $1.6 million for the second quarter of 2017 compared with a loss before income taxes from continuing operations of $5.2 million for the second quarter of 2016. The Company incurred $1.2 million in charges related to the refinancing of its Senior Secured Notes during the second quarter of 2017. Net income from discontinued operations was $53,000 for the second quarter of 2017 compared with net income from discontinued operations of $9.6 million for the second quarter of 2016. Revenue from continuing operations for the second quarter of 2017 was $215.9 million compared with revenue from continuing operations of $212.1 million for the second quarter of 2016. Revenue from discontinued operations for the second quarter of 2017 was $111,000 compared with revenue from discontinued operations of $17.9 million for the second quarter of 2016.

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the 6-Months Ended
	6/30/2017	6/30/2016	% Change	6/30/2017	6/30/2016	% Change
Revenue	$215,884	$212,074	1.8	$429,145	$427,030	0.5
Expenses (1)	217,521	217,320	0.1	437,807	439,616	(0.4)
Loss Before Income Taxes from Continuing Operations	(1,637)	(5,246)	(68.8)	(8,662)	(12,586)	(31.2)
Income Taxes	(274)	(2,391)	(88.5)	(1,961)	(6,439)	(69.5)
Net Loss from Continuing Operations	(1,363)	(2,855)	(52.3)	(6,701)	(6,147)	9.0
Net Income from Discontinued Operations	53	9,566	(99.4)	640	8,949	(92.8)
Net Income (Loss )	(1,310)	6,711	*	(6,061)	2,802	*
Less Net Income Attributable to Non-Controlling Interest, Net of Tax	9	1,523	(99.4)	105	1,461	(92.8)
Net Income (Loss) Attributable to Oppenheimer Holdings Inc.	$(1,319)	$5,188	*	$(6,166)	$1,341	*

Basic Net Income (Loss) Per Share (2)
Continuing Operations	$(0.10)	$(0.21)	(52.4)	$(0.50)	$(0.46)	8.7
Discontinued Operations	—	0.60	(100.0)	0.04	0.56	(92.9)
Net Income (Loss) Per Share	$(0.10)	$0.39	*	$(0.46)	$0.10	*

Diluted Net Income (Loss) Per Share (2)
Continuing Operations	$(0.10)	$(0.21)	(52.4)	$(0.50)	$(0.46)	8.7
Discontinued Operations	—	0.60	(100.0)	0.04	0.56	(92.9)
Net Income (Loss) Per Share	$(0.10)	$0.39	*	$(0.46)	$0.10	*

Weighted Average Number of Common Shares Outstanding
Basic	13,261	13,367	(0.8)	13,330	13,374	(0.3)
Diluted	13,261	13,367	(0.8)	13,330	13,374	(0.3)

		As of			As of
		6/30/2017	6/30/2016	% Change	6/30/2017	12/31/2016	% Change
Book Value Per Share		$37.73	$38.45	(1.9)	$37.73	$38.22	(1.3)
Tangible Book Value Per Share		$24.91	$25.75	(3.3)	$24.91	$25.53	(2.4)

*	Percentage not meaningful.
(1)	During the first quarter of 2017, the Company recorded a charge of $6.4 million related to a value-added-tax matter in its Oppenheimer Israel business.
(2)	Attributable to Oppenheimer Holdings Inc.

U.S. equities markets increased 2.6% during the second quarter of 2017 extending the rally that began after the U.S. presidential election which was based on expectations of lower tax rates, reduced regulatory requirements, higher inflation, and increased spending on infrastructure. This coupled with economic expansion and lower unemployment continued to fuel investor optimism driving equity valuations near all-time highs. The U.S. dollar continued to decline during the second quarter of 2017 compared to other currencies as yields on long-term U.S. Treasuries declined from first quarter levels. The Federal Reserve followed up its December 2016 and March 2017 rate increases with another 25 basis point increase in June 2017. The Federal Reserve also announced that it would soon begin the process of reducing its bond holdings. The 10-Year Treasury yield ended the quarter at 2.30%.

Albert G. Lowenthal, Chairman and CEO commented, "Results from continuing operations improved slightly over the comparable prior period as the business continued to be impacted by low volatility and trading volumes in the equity and fixed income markets as well as significantly reduced turnover in the accounts of our retail investors. Continued weakness in the U.S. equities underwriting market weighed on investment banking results during the period. The fee-based business continued to perform well given the strong equity markets and continued adoption of fee-based strategies by our retail clients. Spreads increased on our interest rate sensitive assets as we saw short term interest rates increase once again during the period. We are pleased with the successful refinancing of our outstanding Senior Secured Notes at a lower rate and look forward to redeploying the excess proceeds in a manner that is additive to our current businesses."

Financial Highlights

•
Commission revenue was $83.9 million for the second quarter of 2017, a decrease of 9.4% compared with $92.6 million for the second quarter of 2016 due to reduced transaction volumes from retail and institutional investors and a lower financial adviser headcount during the second quarter of 2017.

•
Advisory fees were $72.8 million for the second quarter of 2017, an increase of 10.1% compared with $66.1 million for the second quarter of 2016 due to a higher level of client assets under management.

•
Investment banking revenue decreased 18.5% to $15.4 million for the second quarter of 2017 compared with $18.9 million for the second quarter of 2016 due to lower merger and acquisition advisory fees during the second quarter of 2017.

•
Principal transactions revenue decreased 30.0% to $5.3 million for the second quarter of 2017 compared with $7.6 million for the second quarter of 2016 due to lower income from equities and fixed income trading and changes in the fair value of auction rate securities partially offset by increases in the value of firm investments.

Business Segment Results (Unaudited)
('000s)
		For the 3-Months Ended			For the 6-Months Ended
		6/30/2017	6/30/2016	% Change	6/30/2017	6/30/2016	% Change
Revenue
	Private Client (1)	$140,252	$121,358	15.6	$277,641	$248,902	11.5
	Asset Management (1)	19,304	22,770	(15.2)	37,970	45,744	(17.0)
	Capital Markets	53,707	65,524	(18.0)	109,610	126,589	(13.4)
	Corporate/Other	2,621	2,422	8.2	3,924	5,795	(32.3)
		215,884	212,074	1.8	429,145	427,030	0.5
Income (Loss) Before Income Taxes from Continuing Operations
	Private Client(1)	28,051	14,345	95.5	56,813	30,662	85.3
	Asset Management(1)	4,081	5,703	(28.4)	7,792	12,471	(37.5)
	Capital Markets	(10,982)	4,045	*	(23,596)	(2,753)	757.1
	Corporate/Other	(22,787)	(29,339)	(22.3)	(49,671)	(52,966)	(6.2)
		$(1,637)	$(5,246)	(68.8)	$(8,662)	$(12,586)	(31.2)

*	Percentage not meaningful.
(1)	Effective January 1, 2017, the allocation of advisory fees between Private Client and Asset Management changed from 77.5% and 22.5% to 90.0% and 10.0%, respectively.

Private Client

Private Client reported revenue of $140.3 million for the second quarter of 2017, 15.6% higher than the second quarter of 2016 due to increased advisory fee revenue and higher fees earned on client deposits in the FDIC-insured bank deposit program during the second quarter of 2017. Income before income taxes was $28.1 million for the second quarter of 2017, an increase of 95.5% compared with the second quarter of 2016 due to the revenue and fee increases referred to above offset by higher production-related compensation costs, communications and technology costs and legal and regulatory costs during the second quarter of 2017.

•	Client assets under administration were $81.2 billion at June 30, 2017 compared with $77.2 billion at December 31, 2016, an increase of 5.2%.

•
Financial adviser headcount was 1,132 at the end of the second quarter of 2017 (1,159 at the end of the first quarter of 2017), down from 1,199 at the end of the second quarter of 2016. The decline in financial adviser headcount from the second quarter of 2016 has been a result of the Company's attention to productivity leading to attrition for less productive financial advisers. The decline in headcount also has been impacted by retirements and normal attrition.

•
Retail commissions were $50.7 million for the second quarter of 2017, a decrease of 2.3% from the second quarter of 2016 due to reduced transaction volumes from retail investors and a lower financial adviser headcount during the second quarter of 2017.

•
Advisory fee revenue on traditional and alternative managed products was $53.8 million for the second quarter of 2017, an increase of 20.9% from the second quarter of 2016 (see Asset Management below for further information). The increase in advisory fees was due to the increase in the value of client assets under management ("AUM") and the change in the allocation of advisory fees between the Private Client and Asset Management segments, effective January 1, 2017, which contributed to an increase of $5.5 million in revenue in the Private Client segment.

•
Fees earned on client cash deposits in the FDIC-insured bank deposit program were $17.7 million during the second quarter of 2017 versus $8.4 million for the second quarter of 2016. The increase was due primarily to higher short-term interest rates during the second quarter of 2017.

Asset Management

Asset Management reported revenue of $19.3 million for the second quarter of 2017, 15.2% lower than the second quarter of 2016 due to the change in revenue allocation (see below). Income before income taxes was $4.1 million for the second quarter of 2017, a decrease of 28.4% compared with the second quarter of 2016.

•
Advisory fee revenue on traditional and alternative managed products was $18.9 million for the second quarter of 2017, a decrease of 12.5% from the second quarter of 2016. Advisory fees are calculated based on the value of AUM at the end of the prior quarter which totaled $25.8 billion at March 31, 2017 ($23.7 billion at March 31, 2016) and are allocated to the Private Client and Asset Management business segments. Advisory fees decreased $5.5 million due to the change in the allocation of advisory fees between the Private Client and Asset Management segments which became effective January 1, 2017.

•
AUM increased 7.4% to $26.1 billion at June 30, 2017 compared with $24.3 billion at June 30, 2016, which is the basis for advisory fee billings for the third quarter of 2017. The increase in AUM was comprised of asset appreciation of $1.4 billion and net contributions of assets of $0.4 billion.

Capital Markets

Capital Markets reported revenue of $53.7 million for the second quarter of 2017, 18.0% lower than the second quarter of 2016 due to lower institutional equities and fixed income commissions and lower fees from investment banking activities during the second quarter of 2017. Loss before income taxes was $11.0 million for the second quarter of 2017, compared with income before income taxes of $4.0 million for the second quarter of 2016 due to the decreases in revenue referred to above as well as an increase in allocated incentive compensation costs during the second quarter of 2017.

•
Institutional equities commissions decreased 11.2% to $23.9 million for the second quarter of 2017 compared with the second quarter of 2016 due to lower volatility and trading volumes in the equity markets.

•
Advisory fees from investment banking activities decreased 20.8% to $5.7 million in the second quarter of 2017 compared with the second quarter of 2016 due to fewer completed mergers and acquisitions transactions during the second quarter of 2017.

•	Equity underwriting fees increased 1.9% to $5.5 million for the second quarter of 2017 compared with the second quarter of 2016.

•
Revenue from Taxable Fixed Income decreased 29.4% to $12.7 million for the second quarter of 2017 compared with the second quarter of 2016 due to lower institutional fixed income commissions during the second quarter of 2017.

•	Public Finance and Municipal Trading revenue decreased 13.1% to $5.3 million for the second quarter of 2017 compared with the second quarter of 2016.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $142.7 million during the second quarter of 2017, roughly flat compared with the second quarter of 2016. Lower salaries and production-related expenses were offset by higher incentive compensation costs during the second quarter of 2017. Compensation and related expenses as a percentage of revenue was 66.1% during the second quarter of 2017 compared with 66.8% during the second quarter of 2016.

Non-Compensation Expenses

Non-compensation expenses were $74.9 million during the second quarter of 2017, a decrease of 1.0% compared with $75.6 million during the second quarter of 2016 due to lower legal and regulatory costs partially offset by higher interest and communications and technology costs during the second quarter of 2017.

Income Taxes

The effective income tax rate from continuing operations for the second quarter of 2017 was 16.7% compared with 45.6% for the second quarter of 2016 and reflects the Company's estimate of the annual effective tax rate adjusted for certain discrete items. The elevated income tax benefit during the second quarter of 2016 was primarily due to book-to-tax return adjustments recorded during the period partially offset by non-deductible regulatory charges.

Discontinued Operations

During 2016, the Company completed the sales of substantially all of the assets of its Oppenheimer Multifamily Housing and Healthcare Finance Inc. ("OMHHF") subsidiary. The following table is a summary of revenue and expenses from discontinued operations for the three and six months ended June 30, 2017 and 2016:

('000s)
	For the 3-Months Ended		For the 6-Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Revenue
Interest	$2	$472	$5	$809
Principal transactions, net	—	(1,541)	—	(6,628)
Other (1)	109	18,986	1,104	27,474
Total revenue	111	17,917	1,109	21,655
Expenses
Compensation and related expenses	6	734	17	3,652
Communications and technology	4	60	12	161
Occupancy and equipment costs	—	287	—	362
Interest	—	159	—	380
Other	12	1,311	15	2,391
Total expenses	22	2,551	44	6,946
Income before income taxes	89	15,366	1,065	14,709
Income taxes	36	5,800	425	5,760
Net income from discontinued operations	$53	$9,566	$640	$8,949

(1)	Other revenue for the three and six months ended June 30, 2017 was primarily due to an earn-out from the sale of OMHHF's pipeline of business in 2016.

Balance Sheet and Liquidity

•	On April 15, 2017, the Company redeemed $30 million of its 8.75% Senior Secured Notes due 2018 plus accrued and unpaid interest with the proceeds from the sale of the assets of OMHHF.

•
On June 23, 2017, the Company issued $200 million aggregate principal amount of 6.75% Senior Secured Notes due 2022. The Company used a portion of the net proceeds from the offering to redeem in full the remaining $120 million of its 8.75% Senior Secured Notes due 2018, and pay all related fees and expenses in relation thereto. The remaining net proceeds from the offering are expected to be used for general corporate purposes, which may include acquisitions of or investments in other businesses that the Company believes will complement its current businesses.

•	At June 30, 2017, total equity was $501.1 million compared with $513.3 million at December 31, 2016.

•	At June 30, 2017, book value per share was $37.73 (compared with $38.22 at December 31, 2016) and tangible book value per share was $24.91 (compared with $25.53 at December 31, 2016).

•
The Company's level 3 assets, primarily auction rate securities, were $107.4 million at June 30, 2017 (compared with $86.0 million at December 31, 2016). The increase in level 3 assets was primarily due to the purchase of auction rate securities during the six-month period ended June 30, 2017 pursuant to regulatory and legal settlements.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on August 25, 2017 to holders of Class A non-voting and Class B voting common stock of record on August 11, 2017.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 94 offices in 24 states and 5 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Exhibit 99.1 – Risk Factors in the Company's Current Report on Form 8-K filed with the SEC on June 7, 2017.

Oppenheimer Holdings Inc.
Consolidated Statements of Operations (unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the 6-Months Ended
	6/30/2017	6/30/2016	% Change	6/30/2017	6/30/2016	% Change
REVENUE
Commissions	$83,852	$92,591	(9.4)	$170,569	$196,424	(13.2)
Advisory fees	72,783	66,104	10.1	142,192	132,130	7.6
Investment banking	15,386	18,881	(18.5)	33,407	31,264	6.9
Interest	12,829	12,007	6.8	23,394	25,049	(6.6)
Principal transactions, net	5,302	7,577	(30.0)	10,675	14,195	(24.8)
Other	25,732	14,914	72.5	48,908	27,968	74.9
Total revenue	215,884	212,074	1.8	429,145	427,030	0.5
EXPENSES
Compensation and related expenses	142,657	141,721	0.7	286,535	290,216	(1.3)
Communications and technology	18,399	17,638	4.3	36,105	35,318	2.2
Occupancy and equipment costs	15,161	14,984	1.2	30,433	29,887	1.8
Clearing and exchange fees	5,916	6,199	(4.6)	11,770	13,120	(10.3)
Interest	6,854	4,972	37.9	12,210	9,839	24.1
Other	28,534	31,806	(10.3)	60,754	61,236	(0.8)
Total expenses	217,521	217,320	0.1	437,807	439,616	(0.4)
Loss before income taxes from continuing operations	(1,637)	(5,246)	(68.8)	(8,662)	(12,586)	(31.2)
Income taxes	(274)	(2,391)	(88.5)	(1,961)	(6,439)	(69.5)
Net loss from continuing operations	(1,363)	(2,855)	(52.3)	(6,701)	(6,147)	9.0

Discontinued operations
Income from discontinued operations	89	15,366	(99.4)	1,065	14,709	(92.8)
Income taxes	36	5,800	(99.4)	425	5,760	(92.6)
Net income from discontinued operations	53	9,566	(99.4)	640	8,949	(92.8)

Net income (loss)	(1,310)	6,711	*	(6,061)	2,802	*
Less net income attributable to non-controlling interest, net of tax	9	1,523	(99.4)	105	1,461	(92.8)
Net income (loss) attributable to Oppenheimer Holdings Inc.	$(1,319)	$5,188	*	$(6,166)	$1,341	*

Basic net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$(0.10)	$(0.21)	(52.4)	$(0.50)	$(0.46)	8.7
Discontinued operations	—	0.60	(100.0)	0.04	0.56	(92.9)
Net income (loss) per share	$(0.10)	$0.39	*	$(0.46)	$0.10	*
Diluted net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$(0.10)	$(0.21)	(52.4)	$(0.50)	$(0.46)	8.7
Discontinued operations	—	0.60	(100.0)	0.04	0.56	(92.9)
Net income (loss) per share	$(0.10)	$0.39	*	$(0.46)	$0.10	*
Weighted Average Number of Common Shares Outstanding
Basic	13,261	13,367	(0.8)	13,330	13,374	(0.3)
Diluted	13,261	13,367	(0.8)	13,330	13,374	(0.3)

* Percentage not meaningful.